 Exhibit 99.1

CALIFORNIA WATER SERVICE GROUP

2024 Equity Incentive Plan

As adopted on April 2, 2024

1.     Purposes.

(a)           Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are Employees and Directors.

(b)           Available Stock Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Purchase Awards, (v) Restricted Stock Awards, (vi) Restricted Stock Unit Awards, and (vii) Other Stock Awards.

(c)           General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards, to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates and to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in the value of the Common Stock.

2.     Definitions.

(a)            “Affiliate” means (i) a member of a controlled group of corporations of which the Company is a member or (ii) any corporation, or unincorporated trade or business in which the Company has an ownership interest of at least 25% of the equity value of the entity. For this purpose, a “controlled group of corporations” means a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C) of the Code.

(b)            “Board” means the Board of Directors of the Company.

(c)            “Capitalization Adjustment” has the meaning ascribed to that term in Section 12(a).

(d)            “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)             any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)            there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)           there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv)           individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply).

(e)            “Code” means the Internal Revenue Code of 1986, as amended.

(f)            “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with Section 3(c).

(g)            “Common Stock” means the common stock of the Company.

(h)            “Company” means California Water Service Group, a Delaware corporation.

(i)             “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee or Director, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s discretion, may determine whether Continuous Service will be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(j)             “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)             a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)            a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii)           a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)           a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(k)            “Director” means a member of the Board.

(l)             “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(m)           “Entity” means a corporation, partnership or other entity.

(n)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)           “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

(p)           “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)             Unless otherwise determined by the Board, if the Common Stock is listed on any established stock exchange or traded on the New York Stock Exchange, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii)            In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(q)           “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(r)            “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(s)            “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(t)            “Normal Retirement” means termination of a Participant’s Continuous Service with an immediate pension benefit being paid by the Company or an Affiliate.

(u)           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v)           “Option” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(w)           “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement is subject to the terms and conditions of the Plan.

(x)            “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(y)            “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(e).

(z)            “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an individual Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(aa)          “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity is deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(bb)         “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(cc)          “Plan” means this California Water Service Group 2024 Equity Incentive Plan.

(dd)         “Prior Plan” means the Amended and Restated Equity Incentive Plan of the California Water Service Group.

(ee)          “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(c).

(ff)            “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement is subject to the terms and conditions of the Plan.

(gg)         “Restricted Stock Purchase Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

(hh)         “Restricted Stock Purchase Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Purchase Award evidencing the terms and conditions of a Restricted Stock Purchase Award grant. Each Restricted Stock Purchase Award Agreement is subject to the terms and conditions of the Plan.

(ii)            “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(d).

(jj)             “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement is subject to the terms and conditions of the Plan.

(kk)          “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ll)            “Securities Act” means the Securities Act of 1933, as amended.

(mm)        “Spread Value” means, with respect to a share of Common Stock subject to an award, an amount equal to the excess of the Fair Market Value, on the date such value is determined, over the award’s exercise or strike price, if any.

(nn)         “Stock Appreciation Right” means a right to receive the appreciation of Common Stock that is granted pursuant to the terms and conditions of Section 7(a).

(oo)         “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement is subject to the terms and conditions of the Plan.

(pp)         “Stock Award” means any right granted under the Plan, including an Option, a Stock Appreciation Right, a Restricted Stock Purchase Award, a Restricted Stock Award, a Restricted Stock Unit Award or any Other Stock Award.

(qq)         “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement is subject to the terms and conditions of the Plan.

(rr)           “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation has or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(ss)          “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.     Administration.

(a)            Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(c).

(b)           Powers of Board. The Board has the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)             To determine from time to time which of the persons eligible under the Plan will be granted Stock Awards; when and how each Stock Award will be granted; what type or combination of types of Stock Award will be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person will be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award will be granted to each such person.

(ii)            To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iii)           To amend the Plan or a Stock Award as provided in Section 13.

(iv)           To terminate or suspend the Plan as provided in Section 14.

(v)            Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(vi)           To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i)             General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” will apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at anytime, revest in the Board some or all of the powers previously delegated.

(ii)            Rule 16b-3 Compliance. In the discretion of the Board, the Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its discretion, may delegate to a committee of one or more members of the Board who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d)           Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following: (i) designate Employees of the Company or any of its Subsidiaries to be recipients of Stock Awards and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself or to any person then subject to Section 16 of the Exchange Act. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(r)(ii) above.

(e)           Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

4.     Shares Subject To The Plan.

(a)           Share Reserve. Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the shares of Common Stock that may be issued pursuant to Stock Awards will not exceed in the aggregate 1,600,000 shares of Common Stock, plus the number of shares of Common Stock subject to any award outstanding under the Prior Plan as of the Effective Date that after the Effective Date are not issued because such award is forfeited, canceled, terminates, expires or otherwise lapses without being exercised (to the extent applicable), or is settled in cash.

(b)           Reversion of Shares to the Share Reserve. If any Stock Award for any reason expires or otherwise terminates, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, will revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant will remain available for issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered will remain available for issuance under the Plan. For purposes of qualification under Section 422 of the Code, notwithstanding anything to the contrary in this Section 4(b) and subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued as Incentive Stock Options will be 200,000 shares of Common Stock. Further, any shares of Common Stock that are withheld by the Company or tendered by a Participant (1) as full or partial payment of withholding or other taxes owed by the Participant related to an outstanding Option or Stock Appreciation Right or (2) as payment for the exercise or conversion price of an Option, Stock Appreciation Right or similar grant based on Spread Value under the Plan will be deemed distributed for purposes of determining the maximum number of shares remaining available for delivery under the Plan.

(c)           Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.     Eligibility.

(a)           Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees and Directors.

(b)           Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

(c)           Director Awards. The aggregate dollar value of equity-based (based on the grant date fair market value of Stock Awards) and cash compensation granted under this Plan or otherwise during any calendar year to any non-employee Director shall not exceed $600,000; provided, however, that in the calendar year in which a non-employee Director first joins the Board or during any calendar year in which a non-employee director is designated as Chairman of the Board, the maximum aggregate dollar value of equity-based and cash compensation granted to the non-employee Director may be up to $900,000.

6.     Option Provisions. Each Option will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option will include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

Term. The Board shall determine the term of an Option; provided, however that, subject to the provisions of Section 5(b) regarding Incentive Stock Options granted to Ten Percent Stockholders, no Option will be exercisable after the expiration of 10 years from the date on which it was granted.

(a)           Exercise Price of an Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Option will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(b)           Consideration. The purchase price of Common Stock acquired pursuant to an Option will be paid, to the extent permitted by applicable law, either (i) in cash at the time the Option is exercised or (ii) unless the Board determines otherwise(1) by delivery to the Company (either by actual delivery or attestation) of other Common Stock at the time the Option is exercised, (2) by a “net exercise” of the Option (as further described below), (3) pursuant to a program developed in conformity with Regulation T as promulgated by the Governors of the Federal Reserve System that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds or (4) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, will be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, will not be made by deferred payment.

In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price. With respect to any remaining balance of the aggregate exercise price, the Company will accept a cash payment from the Participant. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise”, (ii) shares actually delivered to the Participant as a result of such exercise and (iii) shares withheld for purposes of tax withholding.

(c)           No Repricing. Other than in connection with Capitalization Adjustments (as described in Section 12(a)), at any time when the exercise price of an Option is above the Fair Market value of a share of Common Stock, the Board shall not, without stockholder approval, reduce the exercise price of such Option and shall not exchange such Option for a new Stock Award with a lower (or no) exercise price of for cash.

(d)           Transferability of an Incentive Stock Option. An Incentive Stock Option is not transferable except by will or by the laws of descent and distribution and is exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, will thereafter be entitled to exercise the Option.

(e)           Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option is transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option is not transferable except by will or by the laws of descent and distribution and is exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, will thereafter be entitled to exercise the Option.

(f)            Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(g)           Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (for reasons other than the Optionholder’s death, Disability or Normal Retirement), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement or (ii) the date 30 days following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement). If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option will terminate.

(h)           Extension of Termination Date. An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (for reasons other than the Optionholder’s death, Disability or Normal Retirement) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(i)            Death, Disability or Normal Retirement of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, death, or Normal Retirement, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement or (ii) the date five years following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement). If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option will terminate.

(j)            Early Exercise. The Option may include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not be required to exercise its repurchase option until at least six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.     Provisions Of Stock Awards Other Than Options.

(a)            Stock Appreciation Rights. Each Stock Appreciation Right Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Stock Appreciation Right Agreements may change from time to time; and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical, provided, however, that each Stock Appreciation Right Agreement will include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)             Strike Price and Calculation of Appreciation. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The appreciation payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of:

(A)          the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over

(B)           an amount (the strike price) that will be determined by the Board at the time of grant of the Stock Appreciation Right, which amount will be not less than 100% of the Fair Market Value of the Common Stock subject to the Stock Appreciation Right on the date the Stock Appreciation Right is granted.

(ii)           Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its discretion, deems appropriate.

(iii)           Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(iv)           No Repricing. Other than in connection with Capitalization Adjustments (as described in Section 12(a)), at any time when the strike price of a Stock Appreciation Right is above the Fair Market value of a share of Common Stock, the Board shall not, without stockholder approval, reduce the strike price of such Stock Appreciation Right and shall not exchange such Stock Appreciation Right for a new Stock Award with a lower (or no) strike price of for cash.

(v)           Payment. The appreciation payable in respect of a Stock Appreciation Right may be paid only in the form of Common Stock. In addition, neither the Company nor any Affiliate may enter into any agreement or arrangement providing for its purchase of Common Stock delivered on exercise of a Stock Appreciation Right.

(vi)          Term. The Board shall determine the term of a Stock Appreciation Right; provided, however, that no Stock Appreciation Right will be exercisable after the expiration of 10 years from the date on which it was granted.

(vii)          Deferral of Compensation. A Stock Appreciation Right may not include any feature for the deferral of compensation other than the deferral of recognition of income until the Participant’s exercise of such Stock Appreciation Right.

(viii)        Termination of Continuous Service. In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the date 30 days following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement) or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right will terminate.

(b)            Restricted Stock Purchase Awards. Each Restricted Stock Purchase Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Purchase Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Purchase Award Agreements need not be identical; provided, however, that each Restricted Stock Purchase Award Agreement will include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)            Purchase Price. At the time of the grant of a Restricted Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the Restricted Stock Purchase Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Restricted Stock Purchase Award will not be less than the par value of a share of Common Stock.

(vii)        Consideration. At the time of the grant of a Restricted Stock Purchase Award, the Board will determine the consideration permissible for the payment of the purchase price of the Restricted Stock Purchase Award. The purchase price of Common Stock acquired pursuant to the Restricted Stock Purchase Award will be paid either: (i) in cash at the time of purchase or (ii) in any other form of legal consideration that may be acceptable to the Board and permissible under the Delaware General Corporation Law.

(viii)       Vesting. Shares of Common Stock acquired under a Restricted Stock Purchase Award may be subject to a share repurchase right or option in favor of the Company in accordance with a vesting schedule to be determined by the Board, which may include performance criteria.

(ix)          Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company will have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Purchase Award Agreement. At the Board’s election, the repurchase right may be at the least of: (i) the Fair Market Value on the relevant date or (ii) the Participant’s original cost. The Company will not be required to exercise its repurchase option until at least six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise determined by the Board or provided in the Restricted Stock Purchase Award Agreement.

(x)           Transferability. Rights to purchase or receive shares of Common Stock granted under a Restricted Stock Purchase Award will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Purchase Award Agreement, as the Board shall determine in its discretion, and so long as Common Stock awarded under the Restricted Stock Purchase Award remains subject to the terms of the Restricted Stock Purchase Award Agreement.

(c)            Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, but each Restricted Stock Award Agreement will include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)            Consideration. A Restricted Stock Award may be awarded in consideration for past services actually rendered to the Company or an Affiliate.

(xi)          Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board, which may include performance criteria.

(xii)        Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service will be forfeited under the terms of the Restricted Stock Award Agreement.

(xiii)       Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board determines in its discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(d)           Restricted Stock Unit Awards. A Restricted Stock Unit Award will be denominated in units equivalent to a number of shares of Common Stock and will represent a promise to pay the value of such units upon vesting. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement will include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)           Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board shall impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its discretion, deems appropriate, which may include performance criteria.

(ii)           Payment. A Restricted Stock Unit Award, net of any withholding obligations, may, to the extent vested, be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iii)          Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award after the vesting of such Restricted Stock Unit Award.

(iv)          Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate. Notwithstanding the foregoing, dividends or dividend equivalents that relate to an unvested Restricted Stock Purchase Award, Restricted Stock Purchase, Restricted Stock Unit Award or Other Stock Award will be subject to the same vesting conditions as the underlying Stock Award.

(e)           Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Awards and all other terms and conditions of such Awards.

8.     Performance-Based Compensation. The Board may establish performance criteria and level of achievement versus such criteria that shall determine the number of shares of Common Stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to a Stock Award.

9.     Covenants of the Company.

(a)           Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)           Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

10.   Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

11. Miscellaneous.

(a)           Acceleration of Exercisability and Vesting. The Board has the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)           Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c)           No Employment or other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or any Stock Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)           Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof that exceed such limit (according to the order in which they were granted) will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(e)           Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Company may in its discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; or (iii) by such other method as may be set forth in the Stock Award Agreement.

12.   Adjustments Upon Changes in Stock.

(a)          Capitalization Adjustments. If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), then (i) the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b) and (ii) the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination will be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a transaction “without receipt of consideration” by the Company.)

(b)           Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested Common Stock not subject to the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service; provided, however that, the Board may, in its discretion, cause some or all Stock Awards to be fully vested, exercisable and/or no longer subject to repurchase (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)           Corporate Transaction. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue all such outstanding Stock Awards or substitute similar stock awards for all such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) will (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full (but taking into account the actual performance of the Company through the date of the Corporate Transaction for any Stock Awards subject to performance-based vesting conditions) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), and such Stock Awards will terminate if not exercised (if applicable) at or prior to such effective time and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will (contingent upon the effectiveness of the Corporate Transaction) lapse. With respect to any other Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) will not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards will terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

(d)           Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

13.  Amendment of the Plan and Stock Awards.

(a)           Amendment of Plan. Subject to the limitations, if any, of applicable law, the Board at anytime, and from time to time, may amend the Plan. However, except as provided in Section 12(a) relating to Capitalization Adjustments, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law.

(b)           Stockholder Approval. The Board, in its discretion, may submit any other amendment to the Plan for stockholder approval.

(c)           Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d)           No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan will not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e)           Amendment of Stock Awards. The Board at anytime, and from time to time, may amend the terms of any one or more Stock Awards, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Stock Award will not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

14.            Termination or Suspension of the Plan.

(a)           Plan Term. The Board may suspend or terminate the Plan at anytime. Unless sooner terminated, the Plan will terminate on the day before the 10th anniversary of the date this the Plan approved by the stockholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)           No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

15.  Effective Date of Plan. The Plan was adopted by the Board as of April 2, 2024, and will become effective upon approval by the stockholders of the Company.

16.  Choice of Law. The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

17.   Compensation Recoupment Policy. Subject to the terms and conditions of the Plan, all Stock Awards granted under the Plan shall be subject to all recovery, recoupment, clawback and/or other forfeiture policies maintained by the Company from time to time, including the Company’s Incentive Compensation Clawback Policy. In addition, the Board may impose such other clawback, recovery or recoupment provisions in a Stock Award Agreement or policy as the Board determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of misconduct. No recovery of compensation under such a clawback policy or recoupment right will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any Participant and the Company.